Exhibit Index
                                -------------

                 Exhibit                           Description
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                    1                        Joint Filing Agreement

                                  Exhibit 1


                            JOINT FILING AGREEMENT


In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated September 15, 2003 (including amendments thereto) with respect to the Class "A" Ordinary Shares of Trinity Biotech plc.

This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 15, 2003


Smithfield Fiduciary LLC

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Director



Highbridge International LLC

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Director



Highbridge Capital Corporation

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Controller



Highbridge Capital Management, LLC

By:  /s/  Ronald S. Resnick
    -------------------------------------
     Ronald S. Resnick, Managing Director